Exhibit 21.1

SUBSIDIARIES OF JOHNSONDIVERSEY HOLDINGS, INC.

NORTH AMERICA

United States

California

Chemical Methods Associates, Inc.

Chemical Methods Leasco, Inc.

Delaware

Auto-C, LLC

Integrated Sanitation Management, Inc.

JohnsonDiversey, Inc.

Johnson Diversey Puerto Rico, Inc.

Johnson Diversey Shareholdings, Inc.

Johnson Diversey Subsidiary #1 LLC

Johnson Wax Diversey Shareholdings, Inc.

NexGen Floor Care Solutions Company, LLC

Professional Shareholdings, Inc.

The Butcher Company

Whitmire Micro-Gen Research Laboratories, Inc.

Nevada

JWP Investments, Inc.

JWPR Corporation

JDI Holdings, Inc.

Ohio

DuBois International, Inc.

Wisconsin

Johnson Polymer, LLC (formerly know as Johnson Polymer, Inc.)

Canada

JohnsonDiversey Canada, Inc. (formerly known as Johnson Wax Professional Inc.)

EUROPE

Austria

JohnsonDiversey Austria Trading GmbH

Belgium

JohnsonDiversey Belgium BVBA

Czech Republic

JohnsonDiversey Ceska republika s.r.o.

France

Johnson Professional Holdings S.A.S.

JohnsonDiversey (France) S.A.S. (formerly known as Johnson Wax Professional S.A.S.)

Germany

DuBois Chemie GmbH

JohnsonDiversey Deutschland Management GmbH (formerly Johnson Germany GmbH)

JohnsonDiversey Deutschland GmbH & Co OHG (formerly Johnson Germany GmbH & Co OHG)

Greece

JohnsonDiversey Hellas S.A. (formerly known as Johnson Wax Professional Hellas, Ltd.)

Hungary

JohnsonDiversey Hungary Ltd. (official abbreviated name of JohnsonDiversey Manufacture and Trade Limited Liability Company) (formerly known as Johnson Diversey Hungary Kft.)

JohnsonDiversey Acting Off-shore Capital Management Limited Liability Company (formerly known as Picar Property Management Kft.)

Ireland

JohnsonDiversey Ireland Limited (formerly Diversey (Ireland) Limited)

DiverseyLever (Ireland) Limited

Ranger Hygiene Cleaning Systems Limited

Italy

JohnsonDiversey S.p.A. (formerly known as DiverseyLever S.p.A.)

Netherlands

JohnsonDiversey B.V. (formerly known as DiverseyLever B.V.)

Diversey IP International B.V. (formerly known as DiverseyLever International B.V.)

Johnson Wax Professional B.V.

JohnsonDiversey Europe B.V. (formerly known as Johnson Diversey Netherlands B.V.)

JohnsonDiversey Holdings II B.V. (formerly known as Johnson Diversey Netherlands II B.V.)

Johnson Polymer, B.V.

Poland

JohnsonDiversey Polska Sp. Z.o.o. (formerly known as DiverseyLever Sp. Z.o.o.)

Portugal

JohnsonDiversey Portugal S.A. (formerly known as DiverseyLever-Sistemas de Higiene e Limpeza S.A.)

S.C. Johnson Professional Productos Quimicos Lda.

Romania

Johnson Diversey Romania S.R.L.

Russia

JohnsonDiversey LLC

Slovak Republic

JohnsonDiversey Slovensko, s.r.o. (formerly known as Johnson Diversey Slovakia, s.r.o.)

Slovenia

Johnson Diversey d.o.o.

Spain

JohnsonDiversey España, S.L. (formerly known as S.C. Johnson Professional S.L.)

Sweden

JohnsonDiversey Sverige AB (formerly known as DiverseyLever AB)

JohnsonDiversey Sverige Holdings AB (formerly known as Johnson Diversey Sweden AB)

United Kingdom

Diversey (Europe) Limited

Diversey (UK) Limited

JohnsonDiversey Equipment Limited (formerly known as DiverseyLever Equipment Limited)

JohnsonDiversey UK Holdings Ltd. (formerly Johnson Professional UK Ltd.)

JohnsonDiversey UK Ltd.

Lever Industrial Limited

DiverseyLever Limited

JohnsonDiversey UK Trustee Ltd.

Chemical Methods (Europe) Ltd.

ASIA/PACIFIC/JAPAN

Australia

JohnsonDiversey Australia Pty. Limited (formerly DiverseyLever Australia Pty. Limited)

Johnson Wax Professional Australia Pty. Ltd.

China

DiverseyLever Hygiene (Guangdong) Ltd.

Johnson Polymer Shanghai Company Limited

Shanghai Johnson Professional Chemical, Ltd.

Hong Kong

JohnsonDiversey Hong Kong Limited (formerly known as DiverseyLever (Hong Kong) Limited)

Johnson Polymer, Ltd.

Johnson Wax Professional (Hong Kong) Ltd.

Premier Cleaning Engineering Pte Limited

JohnsonDiversey Asia Holdings Limited (formerly known as Weiss Chemicals (China) Limited)

Johnson Diversey Hong Kong RE Holdings Limited (formerly known as Weiss Investment Limited)

India

Johnson Wax Professional Private Limited

Indonesia

PT Diversey Indonesia (formerly known as PT JohnsonDiversey Indonesia)

Israel

JohnsonDiversey Israel Ltd. (formerly known as DiverseyLever Israel Ltd.)

Japan

JohnsonDiversey Co., Ltd.

Johnson Professional Co., Ltd.

TeepolDiversey Co., Ltd. (formerly Teepol, Ltd.)

Malaysia

JohnsonDiversey Holdings Sdn. Bhd. (formerly known as Johnson Wax Professional Malaysia Sdn. Bhd.)

JohnsonDiversey (Malaysia) Sdn. Bhd.

Mauritius

Johnson Diversey Mauritius Holdings

New Zealand

JohnsonDiversey New Zealand Limited (formerly known as DiverseyLever New Zealand Limited)

Philippines

JohnsonDiversey Philippines, Inc. (formerly known as Johnson Wax Professional, Inc.)

Singapore

JohnsonDiversey Singapore Pte. Ltd.

South Korea

JohnsonDiversey Korea Co., Ltd. (formerly known as Johnson Professional (Korea) Co. Ltd.)

Taiwan

Johnson Diversey Taiwan Co., Ltd.

Thailand

Johnson Polymer, Ltd.

JohnsonDiversey (Thailand) Ltd.

Turkey

Diversey Kimya Sanayi ve Ticaret A.S.

United Arab Emirates

JohnsonDiversey Gulf FZE (formerly known as DiverseyLever Gulf FZE)

AMERICAS

Argentina

JohnsonDiversey de Argentina S.A.

Barbados

Johnson Diversey (Barbados) Holdings Ltd.

Brazil

DiverseyLever Brasil Ltda.

Cayman Islands

Johnson Diversey Cayman, Inc. (Finance Company)

JWP Investments Offshore, Inc.

Chile

JohnsonDiversey Industrial y Comercial de Chile Limitada (formerly known as Johnson Wax Professional de Chile Limitada)

Colombia

JohnsonDiversey Colombia Limitada

Guatemala

JohnsonDiversey Centroamerica S.A. (formerly DiverseyLever Centroamerica S.A.)

Jamaica

DiverseyLever Jamaica Limited

JohnsonDiversey Jamaica Limited

Wyandotte Chemicals Jamaica Limited

Mexico

JohnsonDiversey Mexico, S.A. de C.V. (formerly known as Johnson Wax Professional Mexico, S.A. de C.V.)

Peru

JohnsonDiversey Perú S.A.C (formerly known as DiverseyLever S.A.C.)

Venezuela

JohnsonDiversey Venezuela, S.A.

AFRICA

Egypt

DiverseyLever Egypt Limited

Johnson Diversey Egypt One, Limited

Johnson Diversey Egypt Trading Company, S.A.E.

Johnson Diversey Egypt Two, Limited

Kenya

JohnsonDiversey East Africa Limited (formerly known as DiverseyLever East Africa Limited)

Morocco

DiverseyLever Maroc S.A.

South Africa

JohnsonDiversey South Africa (Pty) Ltd. (formerly known as DiverseyLever (Proprietary) Limited)